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EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-48901) pertaining to the Sid Tool Savings Plan of Sid Tool Co., Inc. (a wholly-owned subsidiary of MSC Industrial Direct Co., Inc.) of our report dated June 18, 2002, with respect to the financial statements and schedule of the Sid Tool Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                                            /s/ Ernst & Young LLP

Melville, New York
June 26, 2002